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                                                                  EXHIBIT 10.16


                          STRATEGIC MARKETING AGREEMENT

         THIS AGREEMENT is entered into as of the 2nd day of September, 1999 (the "Effective Date"), by and between The BigHub.com, Inc., a Florida corporation (the "Company"), and Biomerica, Inc., a Delaware corporation ("Biomerica"), with reference to the following facts:

         WHEREAS, the Company owns and operates a web site on the Internet at www.thebighub.com which, among other things, is an advanced portal and contains a metasearch engine.

         WHEREAS, Biomerica desires to leverage the traffic through the Company's website;

         NOW, THEREFORE, in consideration of the covenants, agreements and considerations herein contained, the Company and Biomerica agree as follows:

1. SERVICES. The Company agrees that, during the Term (as defined below), it shall provide strategic placement of advertising and marketing for Biomerica on the Company's website, which shall include permanent, perpetual and continuous advertising on the Company's website and continuous banners on and links from its website to Biomerica' website (the "Services"). All advertising and banners shall be pre-approved by Biomerica.

2. COMPENSATION. In consideration for the Services, Biomerica shall issue to the Company a common stock warrant to purchase 250,000 shares of Biomerica's restricted common stock with an exercise price equal to $5.00 per share. The Company's right to exercise the warrant shall vest pro rata over a period of three (3) years with one-third of the shares vesting on the first, second and third anniversaries of the date of grant; provided, however, that it shall fully vest immediately prior to a public offering of the Company's common stock. The warrant shall have an exercise period of five (5) years commencing on the date that the Company shall begin providing the Services to Biomerica. (A form of the Warrant is attached hereto as Exhibit A).

3. REPRESENTATIONS AND WARRANTIES. Each party to this Agreement represents and warrants to the other party that:

         (a) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

         (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate such party's charter documents or any agreement to which such party is a party or by which it is otherwise bound; and



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         (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

4. TERM AND TERMINATION.

         (a) The term of this Agreement shall commence on the date that the Services start and shall, unless sooner terminated as provided below, remain effective for an initial term of five (5) years (the "Initial Term"). After the Initial Term, this Agreement shall automatically be extended for successive additional five-year periods (each an "Extension Term"), unless otherwise terminated by either party by giving written notice to the other party of its intent not to extend not less than thirty (30) days prior to the end of the Initial Term or any Extension Term then in effect. As used herein, the "Term" shall mean the Initial Term and any Extension Term(s). Within 60 days of the prior to the expiration of the Initial Term and each Extension Term, the parties shall negotiate in good faith the compensation to be paid to the Company for such year.

         (b) Notwithstanding the foregoing, this Agreement may be terminated at any time by either party, effective immediately upon notice, if the other party:
(i) becomes insolvent; (ii) files a petition in bankruptcy; (iii) makes an assignment for the benefit of its creditors; or (iv) breaches its obligations of confidentiality set forth in Section 5 below. Either party may terminate this Agreement, effective upon thirty (30) days notice, in the event that the other party breaches any of its representations, warranties, covenants or agreements contained herein which breach is not remedied within thirty (30) days following written notice to such party.

         (c) Any termination pursuant to this Section 4 shall be without any liability or obligation of the terminating party, other than with respect to any breach of obligations under this Agreement prior to termination. The provisions in Sections 5 and 6 shall survive any termination or expiration of this Agreement.

         Upon any termination of this Agreement, each party shall promptly deliver to the other party all Confidential Information (defined below) and property belonging to the other party that is in its possession or under its control, and neither party shall retain copies or reproductions of such Confidential Information.

5. CONFIDENTIALITY AND NON-CIRCUMVENTION.

         (a) Each party acknowledges and agrees that it will have access to or be provided with confidential information of the other party during the term of this Agreement. As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information of a party, including, without limitation such party's business plan, business presentation or related proprietary and financial information as well as other


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confidential or proprietary information of such party regarding such party's business, plans, financial results and statements, markets, projected activities, customers and results of operations, requirements and sources, contracts, means, methods and processes of providing services, copyrights, patents, trademarks, trade secrets, and financial information.

         (b) Each party agrees to keep the Confidential Information of the other party in the strictest confidence, and agrees that it will not, directly or indirectly, publish or disclose, or authorize the publication or disclosure of, or assist any third party in publishing or disclosing, any Confidential Information to anyone other than its employees or consultants, but only to the extent necessary for the fulfillment of its obligations under this Agreement and subject in each such case to the such party using its best efforts to ensure that the persons to whom Confidential Information is disclosed keep such information confidential and do not use such Confidential Information except for the purposes for which the disclosure is made. Each party agrees to comply with the other party's policies and regulations, as may be reasonably established from time to time, for the protection of its Confidential Information.

         (c) Each party's confidentiality obligations shall continue with respect to each item of Confidential Information, including after the termination of this Agreement, until such time as such party can show that any such item of Confidential Information (i) has legally and properly entered the public domain through a source other than its own and through no fault of its own, (ii) has legally and properly been received from an unrelated third party through no breach of any agreement with the other party and without an obligation to keep it confidential, (iii) was known to such party or was in such party's possession prior to the receipt of such item of Confidential Information from the other party, (vi) was independently developed by one party without reference to the Confidential Information received hereunder.

         (d) Each party acknowledges that the other party's Confidential Information is of a special, unique and extraordinary character and for that reason the other party will be irreparably damaged in the event that the confidentiality or non-circumvention obligations imposed upon it, as set forth herein, are not specifically enforced. Accordingly, each party agrees that the other party shall be entitled, at its election, to institute and prosecute proceedings against it, as set forth herein, in any court of competent jurisdiction, either at law or equity, to: (a) obtain damages for breach of the obligations hereunder; (b) enforce specific performance of said obligations, or both. Such remedies are cumulative and not exclusive and shall be in addition to any and all other remedies which the other party may have, at law or in equity, in the event the a party breaches any of its obligations hereunder. The parties hereto confirm that the covenants in this Agreement are expressly deemed to cover acts of negligence and any inadvertent disclosure or violation of the terms herein.

6. INDEPENDENT CONTRACTOR RELATIONSHIP. This Agreement shall in no way be construed to constitute either party as a partner, joint venturer, agent, or employee of the other party, and neither party shall act or attempt to act or represent itself, directly or by implication, as


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a partner, joint venturer, agent or employee of the other party. Neither party nor any of its respective employees shall have any authority to enter into contracts, make commitments or otherwise bind the other party to any obligations without the other party's prior written consent.

7. MISCELLANEOUS.

         (a) This Agreement contains the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

         (b) Neither this Agreement nor any of its provisions are assignable by either of the contracting parties. This Agreement shall inure to the benefit of and be binding upon their respective successors in interest and shall extend to their controlled corporations, partnerships, trusts, proprietorships, affiliates, and agents.

         (c) This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance.

         (d) If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

         (e) All notices, requests and other communications called for by this Agreement shall be deemed to have given upon receipt if made by mail, courier or personal delivery, or immediately if made by telecopy or electronic (confirmed by concurrent written notice sent first-class U.S. mail, postage prepaid):

The BigHub.com, Inc.:                       Biomerica, Inc.:
---------------------                       ----------------

2939 Moss Rock                              1533 Monrovia Avenue
Suite 100                                   Newport Beach, California 92663
San Antonio, Texas  78230                   Facsimile: (949) 722-6674
Facsimile: (210) 979-6336                   Attn:  Zachary Irani, President/CEO
Attn:  Patrick J. DeMicco, President/CEO

or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

                  (f) Except for matters covered by Section 5 above, all disputes arising out of


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or in connection with this Agreement shall be finally settled under the Rules of
American Arbitration Association ("AAA") by one or more arbitrators appointed in accordance with said Rules. The place of arbitration shall be Orange County, California. The parties hereby renounce any right of recourse which they may have before the court of any jurisdiction except to obtain preliminary or injunctive relief or enforce an award of the arbitrator.

         If any award rendered by AAA in accordance with this arbitration clause would not be capable of being executed in the jurisdiction of a party against whom a claim for payment is made or where that party resides or carries on business, neither the award nor the said arbitration clause shall bar a party hereto from taking action before the courts that have jurisdiction over such other party.

         (g) In the event that any party shall bring an action or arbitration in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

         (h) The various section headings are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

         (i) No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

         (j) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

THE BIGHUB.COM, INC.                    BIOMERICA, INC.

By:                                     By:
    ------------------------------           --------------------------------
    Patrick J. DeMicco                       Zachary Irani
    President and CEO                        President and CEO



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

                                    EXHIBIT A

                              COMMON STOCK WARRANT

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                                 BIOMERICA, INC.

                          COMMON STOCK PURCHASE WARRANT

         1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by BIOMERICA, INC., a Delaware corporation (the "Company"), THE BIGHUB.COM, INC. or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., California time, on June 10, 2004, Two Hundred Fifty Thousand (250,000) fully paid and nonassessable shares of the Company's Common Stock, par value $0.08 per share (the "Common Stock") at an initial exercise price per share (the "Exercise Price") of $5.00 per share, subject to further adjustment as set forth in Section 6 hereof. This Warrant is being issued to the Holder in consideration for the services to be rendered by the Holder to the Company pursuant to the terms of that certain Strategic Marketing Agreement dated ____________, 1999.

         2. Exercise of Warrants. The Holder's right to exercise this Warrant shall vest in equal increments at the first, second and third anniversaries of the date of issuance of this Warrant; provided, however, that the Holder's right to exercise the Warrant shall fully vest immediately prior to a public offering of the Company's common stock. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. The only condition to vesting of the Holder's right to exercise this Warrant shall be the passage of time and Holder's right to exercise the Option shall not be terminated for any reason, including (without limitation) by reason of death, disability, incapacity or termination of employment. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof), together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market for the five (5) trading days preceding the Company's receipt of the Notice of Exercise Form duly executed, multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate. UPON EXERCISE OF THE WARRANT AND ISSUANCE OF THE UNDERLYING SHARES OF COMMON STOCK, THE HOLDER AND/OR ANY AFFILIATE (AS DEFINED BY THE SECURITIES AND EXCHANGE ACT OF 1934) TO WHOM SOME OR ALL OF THE WARRANT SHALL HAVE BEEN TRANSFERRED OR ASSIGNED SHALL GRANT TO ZACKARY IRANI, IN ANY CAPACITY, CURRENTLY AS PRESIDENT AND CHIEF

EXECUTIVE OFFICER OF THE COMPANY, AN IRREVOCABLE PROXY TO VOTE THE SHARES OF COMMON STOCK UNDERLYING THE WARRANT, WHICH PROXY SHALL EXPIRE FIVE (5) YEARS FROM THE DATE OF GRANT.

         3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

         4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Protection Against Dilution.

                  6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                  6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                  6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then


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                           (a) the Company shall cause (i) to be reserved Spin
                  Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to
                  (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                           (b) the Exercise Price on the Outstanding Warrants
                  shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the Average Market Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

For the purposes of this Section 6.3, the "Average Market Price of the Common Stock" shall mean, for the relevant period, (x) the average closing bid price of a share of Common Stock, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange on the date indicated in the relevant provision hereof, as reported in The Wall Street Journal.

                  6.4 No Adjustment for Dividends. Except as provided in Section
6.2 hereof, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of a Warrant or upon the conversion of a Warrant.

         7. Transfer to Comply with the Securities Act; Registration Rights.

                  (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.



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                  (b) The Company hereby grants to the Holder piggyback
registration rights with respect to the Warrant Shares. In the event the Company is filing a Registration Statement for itself or on behalf of any of its shareholders, the Company shall notify the Holder in writing reasonably in advance of such filing (but at least five business days) and give the Holder the opportunity to include all or any party of the Warrant Shares (whether or not previously issued), to the extent permissible under the Act or any regulation promulgated thereunder. Upon the Holder's notification that the Holder desires to have all or any portion of the Warrant Shares included in such registration, the Company shall, at no cost or expense to the Holder, include or cause to be included in such registration statement the Warrant Shares so identified by the Holder. Notwithstanding any other provision of this Section 7(b), in the case of an underwritten public offering, if the managing underwriter determines that market factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit, or exclude, the number of shares (including those of Holder) to be included in such Piggyback Registration. If limited, Holder's shares will be registered pro rata with any other holders of Common Stock or Common Stock equivalents having Registration Rights.

         8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                  (i)      if to the Company, to:

                           Biomerica, Inc.
                           1533 Monrovia Avenue
                           Newport Beach, California 92663
                           Attn: Zackary S. Irani, President
                           Facsimile: (949) 722-6674

                  (ii)     if to the Holder, to:

                           The BigHub.com, Inc.
                           3388 Via Lido
                           Newport Beach, California 92660
                           Attn: Chief Executive Officer
                           Facsimile: (949) 675-6954

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to


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the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

         10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the ____ day of July, 1999.

                                       Biomerica, Inc.


                                       By:
                                              ----------------------------------
                                       Name:  Zackary S. Irani
                                              ----------------------------------
                                       Its:   President
                                              ----------------------------------

Attest:

-----------------------------------------

Name:
       ----------------------------------
Title:
       ----------------------------------



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

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of July ___, 1999, to purchase shares of the Common Stock, par value $0.08 per share, of BIOMERICA, INC., and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:







Dated:
       -----------------------------




[Name of Holder]



By:



         CASH: $
                -------------------


         CASHLESS EXERCISE





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